UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street Suite 400, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2008, the Company offered to amend the employment contracts with its seven executive officers. The amendments were approved by the Company’s Compensation Committee to bring certain elements of the executives’ severance arrangements into line with market practices. The amendments relate primarily to the amount of severance compensation and the corresponding periods for the non-competition and non-solicitation restrictions, as well as the Company’s COBRA payment obligations.

Under the existing agreements, the Company is required to provide severance to an executive officer upon the termination of the executive officer’s employment without “Cause” as defined in the officer’s agreement. In addition, the Company is required to provide severance to executives at or above the Executive Vice President level (such as the CEO, CFO and COO) in the event such executive officer terminates his employment for “Good Reason” as defined in the officer’s agreement. The severance payment amount is expressed as months of base salary to be paid in accordance with the Company’s regular payroll schedule, and a bonus amount to be paid in a lump sum.

The base salary continuation and bonus components of the severance payments before and after the amendment of the agreements are summarized below. In addition, the period for the non-competition and non-solicitation restrictions, as well as the period for the Company’s COBRA payments towards the executive’s health insurance, have been increased to correspond to the base salary continuation period. The agreement with Larry Jones, the Company’s CEO, was amended to provide for 24 months of base salary continuation (as opposed to 18 months) and a bonus payment at 200% plus a pro rata bonus for the year of termination (as opposed to a bonus payment at 150%). The agreement with David Durham, the Company’s EVP and CFO, was amended to provide for a bonus payment at 100% plus a pro rata bonus for the year of termination (as opposed to a bonus payment at 100%). The agreement with Patrick Hayes, the Company’s EVP and COO, was amended to provide for a bonus payment at 100% plus a pro rata bonus for the year of termination (instead of a pro rata bonus for the year of termination). No changes were made to the 12 months of base salary continuation for Mr. Durham or Mr. Hayes. The amendments for Mary Beth Loesch, Susan Morse, D. Michael Clayton and Michael Griffith, the Company’s SVPs, were amended to provide for 12 months of base salary continuation (as opposed to 9 months) and a bonus payment at 100% plus a pro rata bonus for the year of termination (as opposed to a pro rata bonus for the year of termination). The references to the bonus amounts are expressed as a percentage of the executive’s target bonus amount. The target bonus amount is a percentage of annual base salary and determined by the Compensation Committee from time to time. The pro-rated bonus amounts refer to a pro-rated portion of the executive’s target bonus taking into account both the period of employment and performance for the year of termination.         .

ITEM 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Form of Executive Employment Contract (incorporated herein by reference from Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2007).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 30, 2008	By: /s/ Susan L. Morse

Susan L. Morse
Senior Vice President of Human Resources

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 to Form of Executive Employment Contract (incorporated herein by reference from Exhibit 10.11 to the Company’s Form 10-K for the year ended December 31, 2007).